EXHIBIT 2.2






                           LITIGATION TRUST AGREEMENT
                           --------------------------

                          ABLE LABORATORIES CREDITORS'
                           LITIGATION TRUST AGREEMENT




                             Dated: __________, 2006

                                TABLE OF CONTENTS


RECITALS......................................................................

DECLARATION OF TRUST..........................................................

ARTICLE I DEFINITIONS/CONSTRUCTION............................................

   1.1  Definitions...........................................................
   1.2  General Construction..................................................
   1.3  Incorporation of Plan.................................................

ARTICLE II THE TRUST..........................................................

   2.1  Creation and Name.....................................................
   2.2  Objectives............................................................
   2.3  Purposes..............................................................
   2.4  Acceptance............................................................
   2.5  Further Assurances....................................................
   2.6  Ownership by Trustee..................................................
   2.7  Incidents of Ownership................................................

ARTICLE III THE TRUSTEE.......................................................

   3.1  Number and Qualifications.............................................
   3.2  Action by Trustee.....................................................
   3.3  Binding Nature of Trustee's Action....................................
   3.4  Term of Service.......................................................
   3.5  Resignation...........................................................
   3.6  Removal...............................................................
   3.7  Appointment of Successor Trustee......................................
   3.8  Continuance of Trust..................................................
   3.9  Compensation..........................................................
   3.10 Standard of Care; Indemnification; Exculpation........................
   3.11 Reliance by Trustee...................................................
   3.12 Reliance by Persons Dealing With the Trust............................
   3.13 No Personal Obligation for Trust Liabilities..........................
   3.14 Discharge of Trustee..................................................

ARTICLE IV POWERS OF THE TRUSTEE..............................................

   4.1  Title.................................................................
   4.2  Management Power......................................................
   4.3  Bankruptcy Court Approval of Trustee Actions..........................
   4.4  Other Powers of Trustee...............................................
   4.5  Representative Status of Trustee......................................
   4.6  Intentionally Omitted.................................................
   4.7  Intentionally Omitted.................................................
   4.8  Litigation Trust Claims...............................................
   4.9  Abandonment...........................................................
   4.10 Commingling of Trust Assets...........................................
   4.11 Employment and Compensation of Professionals..........................
   4.12 Costs.................................................................

ARTICLE V OBLIGATIONS OF THE TRUSTEE..........................................

   5.1  Consultation with Litigation Trust Advisory Committee.................
   5.2  Reports and Records...................................................
   5.3  Investment Guidelines.................................................
   5.4  Access to Information by Beneficiaries................................
   5.5  United States Trustee Fees and Reports................................
   5.6  No Implied Obligations................................................
   5.7  Unknown Property and Liabilities......................................
   5.8  Trust Costs...........................................................

ARTICLE VI LITIGATION TRUST ADVISORY COMMITTEE................................

   6.1  Appointment of Litigation Trust Advisory Committee....................
   6.2  Initial Members of the Litigation Trust Advisory Committee............
   6.3  Duties of Litigation Trust Advisory Committee.........................
   6.4  Approval by Litigation Trust Advisory Committee.......................
   6.5  Standard of Care; Indemnification; Exculpation........................
   6.6  Death/Resignation of  Litigation Trust Advisory Committee Members.....
   6.7  Compensation and Reimbursement of Expenses............................

ARTICLE VII LITIGATION TRUST INTERESTS........................................

   7.1  Allocation of Litigation Trust Interests to Holders of Class 3 Claims.
   7.2  Transfer of Litigation Trust Interests................................
   7.3  Register Entries Regarding Litigation Trust Interests.................
   7.4  Allocation of Litigation Trust Interests to Holders of Disputed
        Claims or Interests...................................................
   7.5  Representation of Litigation Trust Interest...........................
   7.6  Trust Register........................................................

ARTICLE VIII DISTRIBUTION OF THE TRUST ESTATE.................................

   8.1  Establishment of Reserve..............................................
   8.2  Distributions to Holders of Litigation Trust Interests................
   8.3  Disputed Claims.......................................................

ARTICLE IX TAX MATTERS........................................................

   9.1  Certain Income Tax Matters............................................
   9.2  Treatment of Trust Assets for Tax Purposes............................
   9.3  Withholding...........................................................
   9.4  Allocation of Income and Losses.......................................
   9.5  Tax Treatment of Trust Assets and Income/Loss Attributable to
        Disputed Claims.......................................................

ARTICLE X TERMINATION.........................................................

   10.1 Duration..............................................................
   10.2 Distribution of Trust Assets..........................................

ARTICLE XI MISCELLANEOUS......................................................

   11.1 Notices...............................................................
   11.2 Transferee Liabilities................................................
   11.3 Amendment.............................................................
   11.4 Counterparts..........................................................
   11.5 Governing Law; Severability...........................................
   11.6 Headings..............................................................
   11.7 Relationship to Plan..................................................
   11.8 Consent to Jurisdiction and Waiver of Jury Trial......................

                  ABLE LABORATORIES CREDITORS' LITIGATION TRUST
                  ---------------------------------------------

      THIS TRUST AGREEMENT (the "Trust Agreement") is made as of this _____ day of _________, 2006 by and between ABLE LABORATORIES, INC. ("Debtor") for the benefit of the Beneficiaries (as hereinafter defined) entitled to the Trust Assets (as hereinafter defined), Charles A. Stanziale ("Trustee"), and the Litigation Trust Advisory Committee (as hereinafter defined).

                                    RECITALS
                                    --------

      WHEREAS, on July 18, 2005, the Debtor filed with the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") a voluntary petition for relief under Chapter 11 of the Bankruptcy Code;

      WHEREAS, On February 27, 2005, the Debtor filed a Chapter 11 Plan of Reorganization. Thereafter, on March 3, 2006, the Debtor filed a First Amended Plan of Reorganization, which was subsequently amended by the Debtor's Second Amended Plan of Reorganization (as same may have been amended and modified from time to time, the "Plan") filed April 4, 2006, which was confirmed by the Bankruptcy Court on July __________, 2006;

      WHEREAS, this Trust Agreement is the "Litigation Trust Agreement" under the Plan that is executed in order to facilitate implementation of the Plan; and

      WHEREAS, under the terms of the Plan, the "Litigation Trust Claims" (defined herein as the "Trust Assets") are to be transferred to the Trust created and evidenced by this Trust Agreement so that (i) the Trust Assets can be held in trust for the benefit of the Beneficiaries (as hereinafter defined) entitled thereto as a liquidating trust in accordance with Treasury Regulation section 301.7701-4(d) for the objectives and purposes set forth herein and in the Plan, (ii) the Claims can be resolved, (iii) distributions may be made in accordance with the Plan, (iv) the Trust Assets can be liquidated, and (v) administrative services relating to the activities of the Trust and relating to the implementation of the Plan can be performed by the Trustee.

                              DECLARATION OF TRUST
                              --------------------

      NOW, THEREFORE, in order to declare the terms and conditions hereof, and in consideration of the premises, the confirmation of the Plan pursuant to the Bankruptcy Code, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, the Debtor, the Trustee and the Litigation Trust Advisory Committee have executed this Trust Agreement for the benefit of the respective Beneficiaries entitled to the Litigation Trust Interests (as defined in the Plan), and, at the direction of such Beneficiaries (because the transfer of title to undivided interests in each of the Trust Assets to such Beneficiaries, and the transfer of such interests by such Beneficiaries to the Trust, would be impractical), absolutely and irrevocably hereby assign to the Trustee hereby, and to its successors or assigns, all right, title, and interest of Debtor in and to the Trust Assets as provided for in the Plan;

      TO HAVE AND TO HOLD unto the Trustee and its successors in trust and its successors and assigns;

      IN TRUST NEVERTHELESS, under and subject to the terms and conditions set forth herein and for the benefit of the Beneficiaries of the Trust, and for the performance of and compliance with the terms hereof and of the Plan;

      PROVIDED, HOWEVER, that upon termination of the Trust in accordance with
Article X hereof, this Trust Agreement shall cease, terminate, and be of no further force and effect.

      IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Trust Assets conveyed hereby are to be held and applied by the Trustee subject to the further covenants, conditions, and terms set forth below.

                                    ARTICLE I
                            DEFINITIONS/CONSTRUCTION

      1.1 Definitions. Unless otherwise defined in this Trust Agreement, capitalized terms used herein have the meanings assigned to such terms in the Glossary of Definitions set forth in Section 1 (C) of the Plan, or if not defined therein, shall have the meanings assigned to such terms in the Plan.

      Notwithstanding the foregoing, capitalized terms as used in this Trust Agreement shall have the following meanings:

            (a) "Available Cash" means Trust Cash less any Trust Cash held in the Operating Reserve.

            (b) "Beneficiaries" mean the holders of Allowed Claims under Class 3 of the Plan.

            (c) "Claims" shall mean allowed claims of Class 3 Creditors under the Plan which shall be satisfied from the assets of the Trust created pursuant to this Trust Agreement.

            (d) "Committee" means the Official Committee of Unsecured Creditors of Able Laboratories, Inc. (which shall terminate and cease to exist upon the Effective Date as provided in Section 14.3 of the Plan).

            (e) "Disputed Claims" shall mean the Claims of Class 3 Creditors that have not been allowed by Final Order of the Bankruptcy Court or objected to.

            (f) "Litigation Trust Advisory Committee" means the five (5) member committee appointed by the Committee to manage this Trust.

            (g) "Litigation Trust Interests" means the beneficial interests in the Trust Assets that shall be allocated to the Beneficiaries pursuant to this Trust Agreement.

            (h) "Operating Reserve" means that certain reserve of Trust Cash to be established by the Trustee pursuant to this Trust Agreement, in an amount approved of by the Litigation Trust Advisory Committee.

            (i) "Trust" means "Litigation Trust" under Section 1.49 of the Plan, and is the Trust created by this Trust Agreement;

            (j) "Trust Agreement" means the "Litigation Trust Agreement" under
      Section 1.52 the Plan , and is this Trust Agreement;

            (k) "Trust Assets" means the "Litigation Trust Claims" under Section
      1.53 of the Plan, including, without limitation, all Causes of Action, Avoidance Actions, and Derivative Actions, and are the Trust Assets subject to this Trust Agreement;

            (l) "Trust Cash" means all Cash received and held by the Trust;

            (m) "Trust Cost" means all costs, expenses, liabilities and obligations incurred by the Trust and Trustee in administering and conducting the affairs of the Trust, and those incurred by the Trust, Trustee and the Litigation Advisory Committee, or its members in otherwise carrying out the terms of the Trust and the Plan on behalf of the Trust and the Debtor, including without limitation, any taxes owed by the Trust, the fees and expenses of the Trustee and professionals and other persons employed by the Trust or Trustee, and the expenses and obligations otherwise defined as a Trust Cost in this Trust Agreement or the Plan;

            (n) "Trustee" shall mean the "Litigation Trustee" under Section 1.50 of the Plan, and is the Trustee under this Trust Agreement; and

            (o) "U.S. Trustee" shall mean the Office of the United States Trustee of the U.S. Department of Justice for the District of New Jersey.

      1.2 General Construction. As used in this Trust Agreement, the masculine, feminine and neuter genders, and the plural and singular numbers shall be deemed to include the others in all cases where they would apply. "Includes" and "including" are not limiting, and "or" is not exclusive. References to "Articles," "Sections" and other subdivisions, unless referring specifically to the Plan or provisions of the Bankruptcy Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections, and other subdivisions of this Trust Agreement, and the words "herein," "hereafter," and words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section, or subdivision of this Trust Agreement.

      1.3 Incorporation of Plan. The Plan is hereby incorporated into this Trust Agreement and made a part hereof by this reference; provided, however, that in the event of any conflict between the terms of the Plan and this Trust Agreement, the terms of the Plan will control and govern.

                                   ARTICLE II
                                    THE TRUST

      2.1 Creation and Name. There is hereby created the Trust, which shall be known as the "Able Laboratories Creditors' Litigation Trust," and is the same Trust referred to as the "Litigation Trust" under the Plan. The Trustee may conduct the affairs of the Trust under the name of "Able Laboratories Creditors' Litigation Trust."

      2.2 Objectives. The Trust established pursuant to this Trust Agreement is for the purpose of satisfying Claims by liquidating the Trust Assets transferred to it and the Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust. The purpose of the Trust is to provide a mechanism for the liquidation of the Trust Assets, and to distribute the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Trust, the Trustee, the Litigation Trust Advisory Committee or its members to the Beneficiaries holding certain Allowed Claims in accordance with the terms of the Plan. No business activities will be conducted by the Trust other than those associated with or related to the liquidation of the Trust Assets. It is intended that the Trust be classified for federal income tax purposes as a "liquidating trust" within the meaning of section 301.7701-4(d) of the Treasury Regulations. In furtherance of this objective, the Trustee shall, in its business judgment, make continuing best efforts to (i) dispose of or liquidate the Trust Assets, (ii) make timely distributions as determined by the Trustee and approved by the Bankruptcy Court,
(iii) not unduly prolong the duration of the Trust, in accordance with this Trust Agreement and (iv) to perform such other functions as may be allowed or required pursuant to the Plan.

      2.3 Purposes. The purposes of the Trust include, but are not limited to, the following:

            (a) to make payments to holders of Allowed Claims under Class 3 as are required under the terms of the Plan and this Trust Agreement;

            (b) to marshal, liquidate, sell, abandon, and distribute the Trust Assets and proceeds thereof in an expeditious but orderly manner in accordance with the terms of the Plan and this Trust Agreement;

            (c) to perform the functions and take the actions provided for or permitted by this Trust Agreement and the Plan and in any other agreement executed by the Trustee for the Trust pursuant to the Plan;

            (d) to prosecute, settle, release, or abandon all Causes of Action, Avoidance Actions, Derivative Actions, and other causes of action transferred and assigned to the Trust under the Plan as Trust Assets and to distribute the proceeds of any recoveries thereon in accordance with the terms of the Plan and this Trust Agreement;

      2.4 Acceptance. The Trustee accepts the Trust imposed by this Trust Agreement and agrees to observe and perform that Trust, on and subject to the terms and conditions set forth in the Trust Agreement and in the Plan.

      2.5 Further Assurances. The Debtor (and any successors thereto) will, upon reasonable request of the Trustee and/or the Litigation Trust Advisory Committee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to transfer to the Trustee any portion of the Trust Assets intended to be conveyed hereby in the form and manner provided for in the Plan and to vest in the Trustee the powers, instruments, or funds in trust hereunder.

      2.6 Ownership by Trustee. The Trustee may record or register in its name, as Trustee, or in the name or names of any nominee or Person in accordance with section 4.1 hereof, ownership of and title to all Trust Assets received by it as Trustee and comply with all provisions of law that may bear on the evidencing of ownership of and title to any portion of the Trust Assets as are necessary and appropriate and that the Trustee determines are in the best interests of the Trust.

      2.7 Incidents of Ownership. The Beneficiaries shall be the sole beneficiaries of the Trust and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein.

                                   ARTICLE III
                                   THE TRUSTEE

      3.1 Number and Qualifications. There is one Trustee of the Trust. The Trustee is Charles A. Stanziale, the person selected by the Litigation Trust Advisory Committee, unless or until removed or replaced in accordance with this Trust Agreement. The Trustee shall give a bond or a surety to the extent required by the Bankruptcy Court in the Confirmation Order and in a form reasonably satisfactory to the Litigation Trust Advisory Committee. All costs and expenses of procuring any such bond shall be paid as a Trust Cost. The Trustee shall be entitled to engage in such other activities as the Trustee deems appropriate that are not in conflict with the interests of the Trust.

      3.2 Action by Trustee. The Trust shall be managed by the Trustee as set forth in this Trust Agreement, subject to the oversight of the Litigation Trust Advisory Committee.

      3.3 Binding Nature of Trustee's Action. All actions taken and determinations made by the Trustee hereunder in accordance with the provisions this Trust Agreement shall be final and binding upon any and all Beneficiaries, upon receipt of any consents or approvals required under this Trust Agreement.

      3.4 Term of Service. The Trustee shall serve as the Trustee for the duration of the Trust, subject to earlier death, resignation, or removal.

      3.5 Resignation. The Trustee may resign as Trustee of the Trust by an instrument in writing delivered to the Bankruptcy Court and Litigation Trust Advisory Committee at least 60 days before the proposed effective date of resignation. The Trustee shall continue to serve as Trustee after the delivery of the Trustee's resignation until the proposed effective date set forth in the resignation notice, unless a successor Trustee is appointed earlier in accordance with section 3.7 hereof and such appointment becomes effective as of such earlier date.

      3.6 Removal. The Trustee may be removed from office for (i) fraud or willful misconduct in connection with the affairs of the Trust, (ii) for such physical or mental disability as substantially prevents the Trustee from performing the duties of Trustee hereunder, (iii) for cause, which shall include but not be limited to a breach of fiduciary duty other than as specified in the foregoing clauses, and in each case, of (i), (ii), or (iii) upon Order and finding of the Bankruptcy Court.

      3.7 Appointment of Successor Trustee.

            3.7.1 Appointment of Successor Trustee. In the event of a vacancy by reason of the death or removal of the Trustee or prospective vacancy by reason of resignation, a successor Trustee shall be appointed by the Litigation Trust Advisory Committee. The Litigation Trust Advisory Committee shall appoint a successor Trustee as soon as practicable, but in any event within 60 days after the occurrence of the vacancy or, in the case of resignation, at least 40 days before the proposed resignation. The Litigation Trust Advisory Committee shall report and advise the Bankruptcy Court of the Successor Trustee.

            3.7.2 Vesting of Rights in Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge, and deliver to the Trust, the retiring Trustee, and file with the Bankruptcy Court, an instrument accepting such appointment subject to the terms and provisions hereof. The successor Trustee shall provide a bond or surety to the extent required by the Bankruptcy Court. The successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, except that the successor Trustee shall not be liable for the acts or omissions of the retiring Trustee. In no event shall the retiring Trustee be liable for the acts or omissions of the successor Trustee.

      3.8 Continuance of Trust. The death, resignation, or removal of the Trustee shall not operate to terminate the Trust created by this Trust Agreement or to revoke any existing agency (other than any agency of the Trustee as the Trustee) created pursuant to the terms of this Trust Agreement or invalidate any action taken by the Trustee. In the event of the resignation or removal of the Trustee, the Trustee or the Litigation Trust Advisory Committee shall promptly
(i) execute and deliver by the effective date of resignation or removal such documents, instruments, and other writings as may be reasonably requested by the successor Trustee or the Litigation Trust Advisory Committee to effect the termination of the resigning or removed Trustee's capacity under this Trust Agreement and the conveyance of the Trust Assets then held by the resigning or removed Trustee to the successor Trustee; (ii) deliver to the successor Trustee all non-privileged documents, instruments, records, and other writings relating to the Trust as may be in the possession or under the control of the resigning or removed Trustee, provided, the resigning or removed Trustee shall have the right to make and retain copies of such documents, instruments, records and other writings delivered to the successor Trustee and the cost of making such copies shall be a Trust Cost to be paid by the Trust unless the Trustee's departure is due to removal for fraud, willful misconduct, or other cause and
(iii) otherwise assist and cooperate in effecting the assumption of the resigning or removed Trustee's obligations and functions by the successor Trustee, provided that the fees and expenses of such assistance and cooperation shall be paid to the resigning or removed Trustee by the Trust as a Trust Cost unless the Trustee's departure is due to removal for fraud, willful misconduct, or other cause. The resigning or removed Trustee hereby irrevocably appoints the successor Trustee as its attorney-in-fact and agent with full power of substitution for it and its name, place and stead to do any and all acts that such resigning or removed Trustee is obligated to perform under this section
3.8. Such appointment shall not be affected by the subsequent disability or incompetence of the Trustee making such appointment.

      3.9 Compensation. As compensation for services as Trustee hereunder, and any other services rendered by the Trustee in connection with the Plan, this Trust Agreement or the Debtor, the Trustee shall receive the following compensation: $350 per hour, adjusted annually upward or downward to reflect the prevailing rate that Trustee charges to other clients, as approved by the Litigation Trust Advisory Committee. The Trustee will also be reimbursed for reasonable and necessary expenses.

      Compensation of any successor Trustee shall be determined prior to the time of the successor Trustee's appointment in accordance with the terms of this Trust Agreement. The compensation and expenses of the Trustee or any successor Trustee shall constitute a Trust Cost that will be paid by the Trust.

      3.10 Standard of Care; Indemnification; Exculpation.

      (a) The Trustee, acting in the capacity as the Trustee, on behalf of the Debtor, or in any other capacity contemplated by this Trust Agreement or the Plan, shall not be personally liable to the Trust or to any Person (including Beneficiaries) in connection with the affairs of the Trust or the Debtor unless it is ultimately determined by Final Order that the Trustee's acts or omissions constituted willful fraud, willful misconduct, or gross negligence. The employees, agents and professionals retained by the Trust or the Trustee shall not be personally liable to the Trust or any other Person in connection with the affairs of the Trust or the Debtor, unless it is ultimately determined by Final Order that such acts or omissions by such employee, agent or professional constituted willful fraud, willful misconduct, or gross negligence. In no event shall the Trustee or employees, agents and professionals of the Trust or Trustee be liable to any Person (including Beneficiaries) if the action or inaction of the Trustee or the Debtor is authorized by the Bankruptcy Court, or if the Trustee takes any action or fails to take any action in good faith with a reasonable basis for taking such action or not taking such action. The Trustee shall not be personally liable to the Trust or to any Person for the acts or omissions of any employee, agent or professional of the Trust or Trustee unless it is ultimately determined by Final Order that the Trustee acted with gross negligence or willful misconduct in the selection, retention, or supervision of such employee, agent or professional of the Trust.

      (b) The Trustee (including each former Trustee) shall be indemnified by the Trust against and held harmless by the Trust from any losses, claims, damages, liabilities or expenses (including, without limitation, reasonable attorney fees, disbursements, and related expenses) to which the Trustee may become subject in connection with any action, suit, proceeding, or investigation brought or threatened against the Trustee in connection with any matter arising out of or related to the Plan, this Trust Agreement, or the affairs of the Trust or the Debtor, unless it is ultimately determined by Final Order that the acts or omissions of the Trustee constituted willful fraud, willful misconduct, or gross negligence. If the Trustee becomes involved in any action, proceeding, or investigation in connection with any matter arising out of or in connection with the Plan, this Trust Agreement or the affairs of the Trust or the Debtor, the Trust shall periodically advance or otherwise reimburse on demand the reasonable legal and other expenses (including, without limitation, the cost of any investigation and preparation and attorney fees, disbursements, and related expenses) of the Trustee incurred in connection therewith as a Trust Cost, but the Trustee shall be required to repay promptly to the Trust the amount of any such advanced or reimbursed expenses paid to the Trustee to the extent that it shall be ultimately determined by Final Order that the Trustee engaged in willful fraud, willful misconduct, or gross negligence in connection with the affairs of the Trust or the Debtor with respect to which such expenses were paid. The Trust shall indemnify and hold harmless the officers, employees, agents, affiliates, and professionals of the Trust, and Trustee to the same extent as provided in this section 3.10 for the Trustee. The provisions of this section 3.10 shall remain available to any former Trustee or the estate of any decedent Trustee. The indemnification provided hereby shall be a Trust Cost.

      3.11 Reliance by Trustee. The Trustee may rely, and shall be fully protected in acting or refraining from acting, on any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Trustee believes in good faith to be genuine and to have been signed or presented by the proper party or parties (or, in the case of facsimiles, to have been sent by the proper party or parties) in each case who are authorized to provide the relevant resolution, statements, etc. and the Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. The Trustee may consult with counsel with regard to due authorization or genuineness of documentation and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustee in accordance therewith. The Trustee shall have the right at any time to seek instructions from the Bankruptcy Court or any other court of competent jurisdiction concerning the Trust Assets, this Trust Agreement, the Plan, or any other document executed in connection therewith, and any such instructions given shall be full and complete authorization in respect of any action taken or not taken by the Trustee in accordance therewith.

      3.12 Reliance by Persons Dealing With the Trust. In the absence of actual knowledge to the contrary, any Person dealing with the Trust shall be entitled to rely on the authority of the Trustee to act in connection with the acquisition, management, sale, liquidation, or disposition of Trust Assets and shall have no obligation to inquire into the existence of such authority.

      3.13 No Personal Obligation for Trust Liabilities. Persons dealing with the Trustee in matters relating to the Trust shall have recourse only against the Trust Assets to satisfy any liability incurred by the Trustee to such person in carrying out the terms of this Trust Agreement or the Plan, and the Trustee shall have no personal or individual obligation to satisfy such liability.

      3.14 Discharge of Trustee.

            3.14.1 Statement of Discharge. The Trustee shall upon termination of the Trust or upon the Trustee's resignation or removal render a statement of discharge containing the following information: (i) the Trust Assets originally charged under the Trustee's control, (ii) a summarized accounting, in sufficient detail, of all purchases, sales, gains, losses, and income in connection with the Trust during the Trustee's term of service, and (iii) the ending balance of all assets and funds of the Trust as of the date of discharge.

            3.14.2 Approval of Statement of Discharge. The statement of discharge required by section 3.14.1 hereof shall be presented to the Bankruptcy Court for approval. Upon approval by the Bankruptcy Court, the withdrawing Trustee shall be discharged from all liability to the Trust, Beneficiaries and all Persons for acts or omissions in the Trustee's capacity as the Trustee or in any other capacity contemplated by this Trust Agreement or the Plan. The expenses of any accounting, including, but not limited to any statement of discharge hereunder and obtaining approval from the Bankruptcy Court, shall be a Trust Cost.

                                   ARTICLE IV
                              POWERS OF THE TRUSTEE

      4.1 Title. Legal title to all Trust Assets shall be vested in the Trustee, except that the Trustee shall have the power to cause legal title (or evidence of title) to any of the Trust Assets to be held by any nominee or Person, on such terms, in such manner, and with such powers as the Trustee may determine that are consistent with this Trust Agreement.

      4.2 Management Power. The Trustee shall be responsible for liquidating or resolving the Trust Assets and shall have control over the management of the Trust, provided that Trustee shall be required to obtain the consent of the Litigation Trust Advisory Committee prior to compromising, settling, selling, disposing of or abandoning any Trust Asset, or undertaking any material litigation.

      4.3 Bankruptcy Court Approval of Trustee Actions.

      (a) Except as provided in the Plan or otherwise specified in the Trust Agreement, the Trustee need not obtain an order or approval of the Bankruptcy Court to exercise of any power, rights, or discretion conferred hereunder, or account to the Bankruptcy Court. The Trustee shall exercise its business judgment for the benefit of the Beneficiaries in order to maximize the value of the Trust Assets and distributions, giving due regard to the cost, risk, and delay of any course of action, and after obtaining the consent of the Litigation Trust Advisory Committee as and where required by this Trust Agreement.

      (b) Notwithstanding the foregoing, the Trustee, in its sole discretion and judgment, shall have the right to submit to the Bankruptcy Court any question or questions regarding which the Trustee may desire to have explicit approval of the Bankruptcy Court for the taking of any specific action proposed to be taken by the Trustee with respect to the Trust Assets, this Trust, this Trust Agreement, the Plan, or the Debtor, including the administration and distribution of the Trust Assets. The Bankruptcy Court shall retain jurisdiction for such purposes and shall approve or disapprove any such proposed action upon motion by the Trustee.

      (c) Unless otherwise directed by the Bankruptcy Court or expressly provided in the Plan or this Trust Agreement, notice of any motion by the Trustee under any provision of this Trust Agreement need only be given to the members of the Litigation Trust Advisory Committee, Beneficiaries, the U.S. Trustee and any person or entity named in the motion. Any such proposed action submitted to the Bankruptcy Court for approval by motion may be approved by the Bankruptcy Court if no person having standing to do so objects to such motion within 20 days of service of the motion. If there are objections by any person having standing to object to such action by the Trustee, the Bankruptcy Court shall approve or disapprove such action after hearing. Upon approval of a proposed action by the Bankruptcy Court by Order, the Trustee shall be authorized to take the proposed action without any liability with respect thereto. If such action is not approved by the Bankruptcy Court, the Trustee shall not take such action, without any liability with respect thereto. The Litigation Trust Advisory Committee shall have standing to object or otherwise be heard in all such proceedings.

      (d) In addition, the Trustee shall specifically have the power and authority to seek Bankruptcy Court approval to sell any Trust Asset free and clear of all liens, claims and encumbrances.

      4.4 Other Powers of Trustee.

      In connection with the management and use of the Trust Assets and administration of the Trust, the Trustee's powers, except as otherwise expressly limited in this Trust Agreement or the Plan, shall include, but not be limited to, the following:

      (i)     to accept, preserve and protect the Trust Assets;

      (ii) to investigate, and if appropriate, prosecute, settle, release or abandon the Litigation Trust Claims;

      (iii) to make or cause to be made distributions of Available Cash in accordance with the terms of this Trust Agreement and the Plan;

      (iv) to manage, liquidate, sell, assign, transfer, or deal in any other manner with the Trust Assets or any part thereof or any interest therein, and to sell and dispose of the Trust Assets for cash or upon such terms and for such consideration as the Trustee deems proper subject to the consent of the Litigation Trust Advisory Committee;

      (v) with prior approval of the Bankruptcy Court and the Litigation Trust Advisory Committee, and after notice to Beneficiaries and U.S. Trustee, to borrow funds on behalf of the Trust on such terms and conditions, including granting of security, as determined by the Trustee and approved by the Bankruptcy Court;

      (vi) to engage in all acts that would constitute ordinary performance of the obligations of a trustee under a liquidating trust, and to file all returns of the Trust as a grantor trust for the Beneficiaries pursuant to Treasury Regulation section 1.671-4(a) or (b) and any other tax returns that may be required with respect to the Trust;

      (vii) to purchase insurance with such coverage and limits as it deems desirable, and as is approved by the Litigation Trust Advisory Committee including, without limitation, insurance covering liabilities of the Trustee, or officers, employees, agents, and professionals of the Trust incurred in connection with their services to the Trust or the Debtor, with insurance coverage during the term of the Trust and after termination of the Trust;

      (viii) to, on behalf of the Trust and Trustee, appoint, engage, employ, supervise, and compensate employees, and other Persons as may be necessary or desirable, including managers, consultants, accountants, technical, financial, real estate, or investment advisors or managers, attorneys, agents or brokers, corporate fiduciaries, or depositories in each case as is approved by the Litigation Trust Advisory Committee;

      (ix) to open and take all actions with respect to bank accounts on behalf of and in the name of the Trust;

      (x) to invest and reinvest Trust Cash, pending distribution, and to liquidate such investments;

      (xi) to pay any taxes owed by the Trust, or that may be paid by the Trust on behalf of the holders of Disputed Claims (both of which shall be considered a Trust Cost), and execute, deliver, and perform any closing agreement made with the IRS, with respect to the Debtor or the Trust;

      (xii) to determine the manner of ascertainment of income and principal, and the apportionment of income and principal, and the apportionment between income and principal of all receipts and disbursements, and to select an annual accounting period, for the Trust;

      (xiii) with the consent of the Litigation Trust Advisory Committee to enforce, waive, assign or release rights, privileges, and immunities of any kind of the Debtor, except to the extent expressly limited by the Plan;

      (xiv) to appear and participate in any proceeding before the Bankruptcy Court with respect to any matter regarding or relating to the Trust or the Trust Assets;

      (xv) to establish such funds, reserves and accounts within the Trust estate, as deemed by the Trustee with the consent of the Litigation Trust Advisory Committee to be useful in carrying out the purposes of the Trust;

      (xvi) to sue, defend, and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding relating to Trust Assets to the extent permitted by the Plan and with the consent of the Litigation Trust Advisory Committee;

      (xvii) to consult with the Litigation Advisory Committee at such times and with respect to such issues relating to the conduct of the Trust as the Trustee considers desirable and in accordance with the terms of the Trust Agreement;

      (xviii) to pay all fees, expenses, debts and liabilities of the Trust, including Trust Costs as permitted by this Trust Agreement;

      (xix) to execute, deliver and perform such other agreements and documents and to take or cause to be taken any and all such other actions as it may deem necessary or desirable to effectuate and carry out the purposes of this Trust Agreement;

      (xx) to undertake any action or perform any obligation provided for or required by the Plan relating to the Trust;

      (xxi) to terminate this Trust with approval of the Bankruptcy Court and the consent of the Litigation Trust Advisory Committee;

      (xxii) to meet with, confer and provide quarterly reports to the Litigation Trust Advisory Committee; and

      (xxiii) to exercise such other powers and duties as necessary or appropriate in the discretion of the Trustee to accomplish the purposes of the Trust as set forth herein and the Plan.

      4.5 Representative Status of Trustee. The Trustee will directly and indirectly be an estate representative and will have the rights and powers provided for in the Bankruptcy Code, including section 1107 thereof, in addition to all rights and powers granted in this Trust Agreement. As assignee of the Debtor of all actions which were or could have been commenced by the Debtor prior to the Effective Date, the Trustee shall be deemed substituted for the Debtor as the party in all such actions. All actions, claims, rights or interests constituting Trust Assets are preserved and retained and may be enforced by the Trustee as an estate representative. The Trustee will be a party-in-interest as to all matters over which the Bankruptcy Court has jurisdiction or retains jurisdiction under the Plan. Notwithstanding the foregoing, the Debtor shall continue to manage all aspects of the claims administration process before the Bankruptcy Court pursuant to the terms of the Plan.

      4.6 Intentionally Omitted.

      4.7 Intentionally Omitted.

      4.8 Litigation Trust Claims.

            4.8.1 Investigation and Pursuit.

            (a) The Trustee shall have the authority to investigate, evaluate, and if appropriate (as determined with the consent of the Litigation Advisory Trust Committee for all material actions), prosecute and pursue the Litigation Trust Claims, including without limitation, all Causes of Action, Avoidance Actions and Derivative Claims. Any compromise or settlement or release proposed by the Trustee or any other dispostion of a Trust Asset shall be subject to the consent of a majority of the Litigation Trust Advisory Committee as described in section 6.4. Notwithstanding the foregoing, the Trustee shall be required to pursue a Litigation Trust Claim only to the extent the Trustee, in its discretion, deems reasonable and appropriate. In making its decision to pursue or not pursue a Litigation Trust Claim, the Trustee shall be entitled to consider the merits, cost, potential benefit (including the ability to collect), litigation risk, and delay of pursuing any such action. Notwithstanding the foregoing, if the Trustee determines not to pursue or to abandon any particular Trust Litigation Claim, the Trustee shall inform the Litigation Trust Advisory Committee of the reasons for such determination.

            (b) Nothing contained in this Trust Agreement or the Plan shall be construed as (i) obligating or requiring the Trustee to evaluate, investigate, or pursue every Litigation Trust Claim; or (ii) obligating or requiring the Trustee to seek Bankruptcy Court approval of any decision by the Trustee not to pursue a Litigation Trust Claim.

            4.8.2 Compromise and Settlement.

            The Trustee may compromise, settle or release a Litigation Trust Claim, with the prior consent of the Litigation Trust Advisory Committee as described in section 6.4, and upon approval of the Bankruptcy Court following motion by the Trustee and with notice and opportunity to object by Beneficiaries and the U.S. Trustee. Any such compromise, settlement, and/or release shall be approved or disapproved by the Bankruptcy Court utilizing the standards set forth in Bankruptcy Rule 9019 and applicable case law.

      4.9 Abandonment.

      The Trustee may abandon any Trust Asset, with the prior consent of the Litigation Trust Advisory Committee, and upon approval of the Bankruptcy Court following motion by the Trustee and with notice and opportunity to object by Beneficiaries and the U.S. Trustee.

      4.10 Commingling of Trust Assets. The Trustee shall not commingle any of the Trust Assets with its own property or the property of any other Person.

      4.11 Employment and Compensation of Professionals.

      (a) The Trustee shall have the authority to employ attorneys, accountants, managers, employees, financial advisors, experts, investment advisors and other professionals as determined from time to time by the Trustee to render services for the Trust or the Trustee with the consent of the Litigation Advisory Trust Committee and may compensate such professionals with reasonable compensation. The Trustee may employ professionals retained by the Debtor or the Official Unsecured Creditors Committee during the Chapter 11 Case, as well as firms with which the Trustee is associated. The Trustee may retain professionals on such terms and conditions as the Trustee and the Litigation Trust Advisory Committee deem reasonable, including contingency-based fee and expense arrangements for prosecution of Litigation Trust Claims.

      (b) The Trustee shall pay the reasonable fees and expenses of such professionals and persons set forth in section 4.11(a) hereof as a Trust Cost without need for approval of the Bankruptcy Court, unless the Litigation Advisory Trust Committee objects. The Trustee will have the duty and responsibility for reviewing and approving such fees and expenses and shall notify the Litigation Trust Advisory Committee at least 30 days before payment is made. Professionals retained by the Trustee shall comply with applicable guidelines established by the Office of the United States Trustee and the Bankruptcy Court with respect to billing of such fees and expenses.

      (c) In the event the Litigation Trust Advisory Committee objects to payment of any fees or expenses by the Trustee, and such objection is not consensually resolved by and between the Trustee, the Litigation Trust Advisory Committee and the effected professional, each of the foregoing parties may make an appropriate application before the Bankruptcy Court to resolve such dispute.

      4.12 Costs. All reasonable fees, costs and expenses incurred by the Trustee and the Trust in the exercise of any right, power or authority conferred by section 4 hereof shall be as a Trust Cost.

                                   ARTICLE V
                           OBLIGATIONS OF THE TRUSTEE

      5.1 Consultation with Litigation Trust Advisory Committee. The Trustee shall consult in good faith with the Litigation Trust Advisory Committee, regarding all material issues affecting the Trust, including the resolution and/or release of Claims and the disposition of Trust Assets.

      5.2 Reports and Records.

            5.2.1 Reports to the Litigation Trust Advisory Committee. The Trustee shall be required to meet and confer with the Litigation Trust Advisory Committee, whether telephonically or in person, at least once every three (3) months to update the Litigation Trust Advisory Committee as to the status of Trust and the progress made in liquidating Trust Assets and prosecuting Trust Litigation Claims, and Trust costs incurred and those paid through the date of the report. The Trustee shall provide such additional information and supporting detail as the Litigation Trust Advisory Committee shall reasonably request.

            5.2.2 Annual Reports. The Trustee shall cause to be prepared within 90 days after the end of each fiscal year (for such fiscal year), financial statements of the Trust as of the end of and for such periods, including (i) a statement of assets and liabilities, (ii) a statement of cash receipts and disbursements, (iii) a schedule, summarizing by type of investment and asset, all dispositions, and (iv) a summary listing of the status of the resolution of Claims for such fiscal year and disposition of Trust Assets. In addition, such financial statements shall contain the following supplementary information: (A) a statement of the Litigation Trust Interests outstanding, (B) the amount of distributions to Beneficiaries, and (C) a schedule of expenses of the Trust, including Trust Costs.

            5.2.3 Records. The Trustee shall maintain records and books of account relating to the Trust Assets and all transactions undertaken by the Trustee. The Trustee shall also maintain records and books of account relating to all distributions contemplated under the Plan and this Trust Agreement. The Trustee shall make the books and records of the Trust available for inspection by members of the Litigation Trust Advisory Committee upon ten (10) business days' written notice.

      5.3 Investment Guidelines. The right and power of the Litigation Trustee to invest assets transferred to the Litigation Trust, the proceeds thereof, or any income earned by the Litigation Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 7 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation
Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the Internal Revenue Service ("IRS") guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Litigation Trustee may expend the assets of the Litigation Trust (1) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation,
(ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Litigation Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or this Trust Agreement; and, provided further, that, under no circumstances, shall the Litigation Trust segregate the assets of the Litigation Trust on the basis of classification of the holders of Litigation Trust Interests, other than with respect to distributions to be made on account of Disputed Claims in accordance with the provisions hereof. Any investment purchased with the Trust Assets shall be deemed a part of the Trust Assets. All interest, distributions, dividends and proceeds received by the Trustee in respect of such investments shall be a part of the Trust Assets.

      5.4 Access to Information by Beneficiaries. Each Beneficiary shall have access to the business records of the Trust for the purpose of obtaining information relating to the management of Trust Assets for any purpose reasonably related to the interests generally of the Beneficiaries, so long as access is reasonably exercised during normal business hours (after at least ten business days' written notice to the Trustee), does not constitute an undue burden on the Trustee, and is not detrimental to the Trust or other Beneficiaries. Notwithstanding the foregoing, in the event of any dispute or controversy between a Beneficiary and the Trustee or Trust, such Beneficiary must follow the discovery provisions provided by the Bankruptcy Rules, and may not exercise the rights provided by this section in lieu of legal discovery. Nothing herein contained is intended to restrict any Beneficiary from access to the business records of the Trustee, which the Trustee, in its discretion elects to provide.

      5.5 United States Trustee Fees and Reports. After the Effective Date, the Trust shall pay as a Trust Cost, all fees incurred under 28 U.S.C. ss. 1930(a)(6) by reason of the Trust's disbursements until the Chapter 11 Case is closed. After the Confirmation Date, the Trust shall prepare and serve on the Office of the U.S. Trustee such quarterly disbursement reports for the Trust as required by the U.S. Trustee for as long as the Chapter 11 Case remains open.

      5.6 No Implied Obligations. No other further covenants or obligations of the Trustee shall be implied into this Trust Agreement. The Trustee shall not be responsible in any manner whatsoever for the correctness of any recital, statement, representation, or warranty herein, or in any documents or instrument evidencing or otherwise constituting a part of the Trust Assets.

      5.7 Unknown Property and Liabilities. The Trustee shall be responsible for only that property delivered to it, and shall have no duty to make, nor incur any liability for failing to make, any search for unknown property or for any liabilities.

      5.8 Trust Costs. From the Trust Assets, the Trustee shall pay all Trust Costs when due if not disputed in good faith by the Trustee or the Litigation Trust Advisory Committee, or provide for payment of such Trust Costs in full through reserve, prior to making distributions to any Beneficiaries.

                                   ARTICLE VI
                       LITIGATION TRUST ADVISORY COMMITTEE

      6.1 Appointment of Litigation Trust Advisory Committee. Pursuant to
section 9.2 of the Plan, there shall be established a five (5) member Litigation Trust Advisory Committee which shall be appointed by the Committee and may include members of the Committee.

      6.2 Initial Members of the Litigation Trust Advisory Committee. The initial members of the Litigation Trust Advisory Committee shall be the five (5) signatories to this Trust Agreement.

      6.3 Duties of Litigation Trust Advisory Committee. The Litigation Trust Advisory Committee shall have the powers otherwise set forth in this Trust Agreement and shall be responsible for (i) appointing the initial Trustee under this Trust and any successor trustee, (ii) overseeing the management of the Trust, (iii) consulting with the Trustee as to matters affecting the operation of the Trust, and (iv) approving or disapproving the compromise, settlement, release, disposition or abandonment of any Litigation Trust Claim by the Trustee.

      6.4 Approval by Litigation Trust Advisory Committee. The Litigation Trust Advisory Committee shall approve or disapprove any action for which consent or approval is required in this Trust Agreement by a majority vote. In the event of
(i) a deadlock vote by the Litigation Trust Advisory Committee or (ii) a dispute between the Trustee and the Litigation Trust Advisory Committee, the Trustee may make an appropriate application before the Bankruptcy Court to resolve any such dispute.

      6.5 Standard of Care; Indemnification; Exculpation.

      (a) Members of the Litigation Trust Advisory Committee shall not be personally liable to the Trust or to any Person (including Beneficiaries) in connection with the affairs of the Trust, the Trustee or the Debtor unless it is ultimately determined by Final Order that the acts or omissions of a member of the Litigation Trust Advisory Committee constituted willful fraud, willful misconduct, or gross negligence. The employees, agents and professionals retained by any member of the Litigation Trust Advisory Committee shall not be personally liable to the Trust, the Trustee or any other Person in connection with the affairs of the Trust or the Debtor, unless it is ultimately determined by Final Order that such acts or omissions by such employee, agent or professional constituted willful fraud, willful misconduct, or gross negligence. In no event shall a member of the Litigation Trust Advisory Committee or employees, agents and professionals thereof be liable to any Person (including Beneficiaries) if the action or inaction of any member of the Litigation Trust Advisory Committee is authorized by the Bankruptcy Court, or if a member of the Litigation Trust Advisory Committee takes any action or fails to take any action in good faith with a reasonable basis for taking such action or not taking such action. The members of the Litigation Trust Advisory Committee shall not be personally liable to the Trust, the Trustee or to any Person for the acts or omissions of any employee, agent or professional of the Trust or Trustee.

      (b) The members of the Litigation Trust Advisory Committee (including each former member of the Litigation Trust Advisory Committee ) shall be indemnified by the Trust against and held harmless by the Trust from any losses, claims, damages, liabilities or expenses (including, without limitation, reasonable attorney fees, disbursements, and related expenses) to which the such member of the Litigation Trust Advisory Committee may become subject in connection with any action, suit, proceeding, or investigation brought or threatened against such member in connection with any matter arising out of or related to the Plan, this Trust Agreement, or the affairs of the Trust or the Debtor, unless it is ultimately determined by Final Order that the acts or omissions of such member of the Litigation Trust Advisory Committee constituted willful fraud, willful misconduct, or gross negligence. If a member of the Litigation Trust Advisory Committee becomes involved in any action, proceeding, or investigation in connection with any matter arising out of or in connection with the Plan, this Trust Agreement or the affairs of the Trust or the Debtor, the Trust shall periodically advance or otherwise reimburse on demand the reasonable legal and other expenses (including, without limitation, the cost of any investigation and preparation and attorney fees, disbursements, and related expenses) of such member of the Litigation Trust Advisory Committee incurred in connection therewith as a Trust Cost, but such member of the Litigation Trust Advisory Committee shall be required to repay promptly to the Trust the amount of any such advanced or reimbursed expenses paid to such member to the extent that it shall be ultimately determined by Final Order that such member of the Litigation Trust Advisory Committee engaged in willful fraud, willful misconduct, or gross negligence in connection with the affairs of the Trust or the Debtor with respect to which such expenses were paid. The Trust shall indemnify and hold harmless the officers, employees, agents, affiliates, and professionals of the Litigation Trust Advisory Committee to the same extent as provided in this section 6.5 for the members of the Litigation Trust Advisory Committee. The provisions of this section 6.5 shall remain available to any former member of the Litigation Trust Advisory Committee or the estate of any deceased member of the Litigation Trust Advisory Committee. The indemnification provided hereby shall be a Trust Cost.

      6.6 Death/Resignation of Litigation Trust Advisory Committee Members. In the event of the death or resignation of any member of the Litigation Trust Advisory Committee after the Effective Date of the Plan, the remaining members of the Litigation Trust Advisory Committee shall have the right to designate a successor from among the holders of Allowed Class 3 Claims. If a Litigation Trust Advisory Committee member assigns it's entire Claim or releases the Debtor from payment of the entire balance of its Claim, such act shall constitute a resignation from the Litigation Trust Advisory Committee. Until a vacancy on the Litigation Trust Advisory Committee is filled, the Litigation Trust Advisory Committee shall function in its reduced number.

      6.7 Compensation and Reimbursement of Expenses. The individual members of the Litigation Trust Advisory Committee shall serve without compensation, except that they shall be entitled to reimbursement of reasonable expenses by the Debtor, such as pursuant to the procedures set forth in section 14.4 of the Plan.

                                   ARTICLE VII
                           LITIGATION TRUST INTERESTS

      7.1 Allocation of Litigation Trust Interests to Holders of Class 3 Claims. The Trustee shall allocate to each holder of an Allowed Claim under Class 3, a Beneficial Interest in the Trust equal to the ratio that the amount of such holder's Allowed Claim under Class 3 bears to the total amount of all Allowed Claims and the estimated amount of Disputed Claims under Class 3 (herein "Creditor Cash Sharing Ratio").

      7.2 Transfer of Litigation Trust Interests. No transfer of a Litigation Trust Interest shall be effective or binding upon the Trust or the Trustee for any purpose, unless and until written notification of such transfer or assignment, executed by duly authorized representatives of both the assignor and assignee of such Beneficial Interest, is sent by certified mail to the Trustee and received by the Trustee.

      7.3 Register Entries Regarding Litigation Trust Interests. The Trustee shall make appropriate notations in a Trust Register and calculate the following ratios prior to each distribution to Beneficiaries:

            (i) the Beneficial Interest and Allowed Claim held by each Beneficiary; and

            (ii) as to each Beneficiary holding a Class 3 Allowed Claim, the Creditor Cash Sharing Ratio.

      7.4 Allocation of Litigation Trust Interests to Holders of Disputed Claims or Interests. No Beneficial Interest shall be allocated to a Creditor under Class 3 unless and until the Class 3 Creditor holds an Allowed Claim. In the event and upon allowance of additional Allowed Claims under Class 3, the Litigation Trust Interests held by the first and subsequent creditors holding Allowed Claims under Class 3 will be adjusted as necessary.

      7.5 Representation of Litigation Trust Interest. The Litigation Trust Interests shall be uncertificated. The Litigation Trust Interests shall be represented by appropriate book entries in the Trust Register.

      7.6 Trust Register.

            7.6.1 Register of Litigation Trust Interests. The Trustee shall cause the Trust Register to be kept at the office of the Trustee or at such other place or places that shall be designated by the Trustee from time to time.

            7.6.2 Access to Register by Beneficiaries. Beneficiaries and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Trustee, and in accordance with reasonable regulations prescribed by the Trustee, to inspect and at the expense of the Beneficiary make copies of the Trust Register, in each case only for a purpose reasonable and related to such Beneficiary's Beneficial Interest in the Trust.

            7.6.3 Absolute Owners. The Trustee may deem and treat the Beneficiary of record as determined pursuant to section 7.1 or if and when appropriate, section 7.2 of this Trust Agreement as the absolute owner of such Litigation Trust Interest for the purpose of receiving distributions and payment thereon or on account thereof and for all other purposes whatsoever.

                                  ARTICLE VIII
                        DISTRIBUTION OF THE TRUST ESTATE

      8.1 Establishment of Reserve. The Trustee shall establish an Operating Reserve funded from time to time with Trust Cash in an amount determined by the Trustee with the approval of the Litigation Trust Advisory Committee to be reasonably necessary to pay existing and anticipated Trust Costs, to fund litigation, fund contingent liabilities, and otherwise conduct the affairs and satisfy existing and anticipated liabilities and obligations of the Trust.

      8.2 Distributions to Holders of Litigation Trust Interests.

            8.2.1 Distributions Generally. The Trustee may make distributions from Available Cash, or from Trust Assets as provided in section 10.2 hereof. The Trustee shall make distributions of Available Cash at such time or times the Trustee believes there is sufficient Available Cash to warrant a distribution; provided, however, the Trustee shall not be required to make a distribution to Beneficiaries until all the Claims of all Class 3 Creditors have been allowed or disallowed by Final Order of the Bankruptcy Court. All such distributions shall be pro rata based on the Creditor Cash Sharing Ratio; provided, further, that of the net amount distributable, the Trustee shall hold in trust in accordance with section 8.3 hereof, such amounts as would be distributable in respect of the estimated amount of Disputed Claims (treating such Disputed Claims, for this purpose only, as if they were Allowed Claims). The Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

            8.2.2 Approval of Bankruptcy Court. The Trustee shall make distributions to Beneficiaries only upon approval of the Bankruptcy Court, following motion by the Trustee or by the Litigation Trust Advisory Committee with notice and opportunity to object by the Beneficiaries and U.S. Trustee. The Bankruptcy Court shall retain jurisdiction to approve distributions and adjudicate any disputes regarding such distributions or Beneficiaries entitled to such distributions.

            8.2.3 Distributions to Beneficiaries. A Beneficiary who is the holder of an Allowed Claim under Class 3 shall receive on a distribution date its share of Available Cash or Trust Assets based on such Beneficiary's Creditor Cash Sharing Ratio, until the amount of such Beneficiary's Class 3 Allowed Claim is paid in full.

            8.2.4 Remaining Trust Assets.

            (a) In the event that the amount of all Class 3 Allowed Claims are paid in full by the Trust, and Trust Assets or Trust Cash remain available for distribution after such payment, and upon approval of the Bankruptcy Court, such remaining Trust Assets and Trust Cash (less any reserve deemed appropriate by the Trustee to pay anticipated Trust Costs) shall be transferred pro rata to holders of Class 3 Allowed Claims.

            8.2.5 Place and Manner of Payments or Distributions. The Trustee shall make distributions to the Beneficiaries of record as of the distribution date by mailing such distribution to the Beneficiary at the address of such Beneficiary as listed in the Schedules, or any proof of claim filed by the Beneficiary, or as listed in Trust Register, or at such other address as such Beneficiary shall have specified for payment purposes in a written notice to the Trustee at least 20 days before a distribution date. The Trustee shall distribute any cash by check or such other method as the Trustee deems appropriate under the circumstances. Prior to receiving any distributions, all Beneficiaries, at the Trustee's request, must provide to the Trustee written notification of their respective Federal Tax Identification Numbers or Social Security Numbers. The Trustee may suspend distributions to any Beneficiary that has not provided its Federal Tax Identification Number or Social Security Number, as the case may be.

            8.2.6 Unclaimed or Undeliverable Distributions.

            (a) If a distribution to any Beneficiary is returned as undeliverable, the Trustee may seek to locate the Beneficiary using an Internet search if the Trustee thinks such a search would be an efficient way to locate the Beneficiary and shall (if the Beneficiary has not been thus located or if the Trustee does not conduct an Internet search) use the following procedures to determine such Beneficiary's then current address (i) send the distribution twice to the last known address of the Beneficiary; (ii) if the distribution is returned, to contact the post office of the last known address to determine if such Beneficiary has left a forwarding address, and if so, to send the distribution to such forwarding address.

            (b) If such Beneficiary cannot be located within 6 months after the foregoing procedures have been followed, with approval of the Bankruptcy Court upon motion by the Trustee, (a) such Person shall no longer be deemed to be a Beneficiary, and (b) any Trust Assets, Trust Cash and interest and proceeds thereon allocable to such Person, net of any allocable portion of taxes paid by the Trust, shall become part of the Trust Assets free and clear of and from any claim to such property by or on behalf of such Person (who shall be deemed to have released such claim or interest) and shall be distributed to the other Beneficiaries as provided in the Trust Agreement, with such adjustments as are required to take into account that such person is no longer deemed a Beneficiary.

            8.3 Disputed Claims.

            8.3.1 General. The Trustee shall hold in trust for the holders of Disputed Claims any amounts attributable to the estimated amount of Disputed Claims as calculated in accordance with the Creditor Cash Sharing Ratio, and any amounts treated as set aside on account of Disputed Claims in accordance with
Section 8.2.1. Such distributable amounts (net of any expenses, including any taxes owing and paid by the Trust with respect to any income or gain attributable to such amounts), plus any net earnings after payment of expenses and taxes, shall be distributed, as provided herein, as and in the event such Disputed Claims are allowed by Final Order of the Bankruptcy Court, and shall be distributable in respect of such Litigation Trust Interests as such amounts would have been distributable had such Disputed Claims been Allowed Claims as of the Effective Date. Distributions of such amounts shall be made concurrent with other distributions from the Trust.

            8.3.2 Taxable Income Allocable to Disputed Claims. As more fully set forth in section 9.5, taxes with respect to income of the Trust attributable to the estimated amount of Disputed Claims shall be the responsibility of the Trust. In the event and to the extent the amount held in trust for the holders of Disputed Claims produce insufficient cash to pay such taxes, the Trust shall fund such taxes and deduct an amount equal to such taxes from subsequent earnings with respect to the amount held in trust for Disputed Claims or amounts that may be subsequently distributed to holders of Disputed Claims that have become Allowed Claims; holders of Disputed Claims will in all circumstances bear the cost of Trust taxes attributable to their respective shares of Trust assets and income.

                                   ARTICLE IX
                                  TAX MATTERS

      9.1 Certain Income Tax Matters. The Trust established pursuant to this Trust Agreement is established for the purpose of satisfying claims by liquidating the Trust Assets transferred to it and the Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust. The purpose of the Trust is to provide a mechanism for the liquidation of the Trust Assets conveyed by the Debtor, and to distribute the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Trust, to the holders of Litigation Trust Interests in accordance with the terms of the Plan and this Trust Agreement. No business activities will be conducted by the Trust other than those associated with or related to the liquidation of the Trust Assets. It is intended that the Trust be classified for federal income tax purposes as a "liquidating trust" within the meaning of section 301.7701-4(d) of the Treasury Regulations. All parties hereto shall treat the transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including, sections 61(12), 483, 1001, 1012, and 1274). All the parties hereto shall treat the transfers in trust as if all the transferred assets, including all the Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Trust. The Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Trust and the owners of the Trust. The Trustee shall file returns for the Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) or (b), to the extent interests of the Trust are attributable to Allowed Claims. The parties hereto, including the Trustee and the Beneficiaries shall value the property transferred to the Trust consistently and such valuations shall be used for all federal income tax purposes. Each Beneficiary with an Allowed Claim shall be responsible for payment of any taxes due to the operation of their share of the Trust, and the Trust shall pay the taxes attributable to the shares of the Trust allocable to the estimated amount of Disputed Claims (which will reduce the amount available to distribute to holders of Disputed Claims that may become Allowed Claims). During its existence, the Trust shall not receive or retain cash or cash equivalents in excess of a reasonable amount necessary to meet claims and contingent liabilities or to maintain the value of its assets during liquidation. The Trustee shall use its continuing best efforts to dispose of the Trust assets, make timely distributions, and shall not unduly prolong the duration of the Trust. The Trustee is authorized to take any action as may be necessary or appropriate to minimize any potential tax liability of the Trust and, thereafter, the Beneficiaries arising out of the operations of the Trust. The Trustee is directed to allocate all costs, charges, expenses and deductions, or any of them in whole or in part, to income or principal at such time and in such a manner as the Trustee shall determine will reduce or eliminate the Trust's taxes, if any. Subject to section 8.2.2 and section 8.2.1, the Trustee shall generally attempt to distribute at least annually to the holders of Litigation Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets of the Trust; provided, however, the Trustee shall be required to make such distributions only if cash exists to be distributed after retaining and setting aside such amounts of cash (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Trust during liquidation, the amount of which will be determined by the Trustee in its discretion, (ii) to pay existing and anticipated Trust Costs (including any taxes imposed on the Trust or in respect of the assets of the Trust) including the Operating Reserve, the amount of which will be determined by the Trustee in its discretion, and (iii) to satisfy other existing or anticipated liabilities incurred or assumed by the Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Trust Agreement, the amount of which will be determined by the Trustee in its discretion. In addition, the Trustee shall, not less often than annually, provide to Beneficiaries such information as is appropriate or necessary, to enable the Beneficiaries to determine their respective tax obligations, if any, arising out of the operations of the Trust. The Beneficiaries shall each report their share of the net income of the Trust as reported to them by the Trustee and pay any tax owing thereon on a current basis. Each taxable year, all income of the Trust will be taxed either to the Beneficiaries or to the Trust. No Beneficiary shall have any claim to or with respect to any specific property held in trust and shall have no claim to or for a distribution of property in kind.

      9.2 Treatment of Trust Assets for Tax Purposes. The Trustee shall have the right to request the Bankruptcy Court to determine the aggregate value of the Trust Assets which shall be reported to the Beneficiaries. The value of the Trust Assets shall be consistently reported for federal income tax purposes by Debtor, the Trust, and the Beneficiaries.

      9.3 Withholding. The Trustee may withhold from the amount distributable from the Trust at any time to any Person such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges that have been or may be imposed on such Person or upon the Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for in Article IX, whenever such withholding is determined by the Trustee in its discretion to be required by any law, regulation, rule, ruling, directive or other governmental requirement, and the Trustee, in the exercise of its discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section. Notwithstanding the foregoing but without prejudice to the Trustee's rights hereunder, such Person shall have the right with respect to the United States, or any state, or any political subdivision of either, to contest the imposition of any tax or other charge by reason of any distribution hereunder.

      9.4 Allocation of Income and Losses. Unless otherwise determined by the Trustee in its reasonable discretion, allocations between Beneficiaries of taxable income of the Trust for each of its tax years shall be determined by reference to the manner in which an amount of cash equal to the amount of such taxable income would be distributed (without regard to any restrictions on distributions described in the Plan) if, immediately before such deemed distribution, the Trust had, with respect to the portion of the Trust treated as a grantor trust, distributed all its other assets (valued for this purpose at their tax book value) in respect of the Litigation Trust Interests, taking into account all prior and concurrent distributions from the Trust made in accordance with the Plan. Similarly, taxable loss generally will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of the Trust. The tax book value of assets for purpose of Article IX and Article X hereof means their fair-market value on the Effective Date or, if later, the date on which such assets were acquired by the Trust, adjusted in either case in accordance with applicable tax accounting principles. With regard to transfers of Litigation Trust Interests in accordance with Article VII hereof, the Trustee shall promptly establish a standard convention for allocating and apportioning taxable income and loss between a transferor and its transferee and shall not be required to so allocate and apportion based on the actual Trust activities prior and subsequent to the date of any transfer. The Trustee shall notify the Beneficiaries of the convention adopted promptly after such adoption. The Trustee shall use its sole discretion to establish a fair and equitable convention to apply and may, but is not required to, adopt a monthly, quarterly, or similar record date convention.

      9.5 Tax Treatment of Trust Assets and Income/Loss Attributable to Disputed Claims. Notwithstanding anything to the contrary contained in section 9.1 hereof, and subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Trustee of a private letter ruling if the Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Trustee), the Trustee shall (i) treat the portion of the Trust Assets attributable to the estimated amount of Disputed Claims as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of the estimated amount of each Disputed Claim, in accordance with the trust provisions of the Internal Revenue Code (Sections 641 et seq.), (ii) treat the taxable income or loss of the Trust attributable to such portion of the Trust assets allocated to the estimated amount of Disputed Claims as taxable income or loss with respect to which the Trust will pay the tax liability (but only with respect to the portion of the year with respect to which such claims are Disputed Claims), (iii) after a Disputed Claim is allowed by Final Order of the Bankruptcy Court, treat the holder of such Allowed Claim as a grantor of the liquidating trust as described in section 9.1 hereof, and as the party responsible for payment of all taxes on its share of any income of Trust after the Claim is Allowed, and (iv) to the extent permitted by applicable law, shall report consistent with the foregoing for state and local income tax purposes. All holders of Allowed Claims in Class 3 shall report, for tax purposes, consistent with the foregoing.

                                    ARTICLE X
                                   TERMINATION

      10.1 Duration. The Trust shall terminate (i) no later than the third (3rd) anniversary of the Effective Date of the Plan; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the this Trust if it is necessary to the liquidation of the Litigation Trust Claims; notwithstanding the foregoing, multiple extensions may be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term, (ii) the disposition of the Trust Assets or
(iii) the fulfillment of Trust purposes as determined by the Trustee and evidenced by an Order of the Bankruptcy Court closing the Chapter 11 Case and discharging the Trustee.

      10.2 Distribution of Trust Assets. The Trust may not be terminated at any time by the Beneficiaries or the Litigation Trust Advisory Committee. If permitted under the applicable law and not contrary to the classification of the Trust as a liquidating trust and a pass-through entity under applicable income tax law, and if in the best interests of the Beneficiaries and with approval of the Bankruptcy Court, the Trustee may distribute interests in the Trust Assets, or contribute the Trust Assets to another Person and then distribute interests in such Person to the Beneficiaries. Trust Assets to be distributed in kind shall be valued by the Trustee in its reasonable discretion at their tax book value. After all liabilities of the Trust have been satisfied or duly provided for, such remaining Trust Assets shall be distributed to Beneficiaries as a final distribution.

                                   ARTICLE XI
                                  MISCELLANEOUS

      11.1 Notices. Any notice required to be given by this Trust Agreement to the Trustee, the Litigation Trust Advisory Committee, Beneficiaries, the Debtor or any other Person shall be in writing and shall be sent by first class mail, facsimile, overnight mail or in the case of mailing to a non-United States address, air mail, postage prepaid, addressed to:

       (a)  If to the Trustee:

            Charles A. Stanziale
            --------------------
            McElroy, Deutsch,
            Mulvaney &
            Carpenter, LLP
            --------------------
            100 Mulberry St.
            --------------------
            Newark, NJ 07102
            --------------------

            With a copy to:

            --------------------

            --------------------

            --------------------

            --------------------


       (b) If to the Litigation Trust Advisory Committee, to the addresses indicated in the signature block of each member of the Litigation Trust Advisory Committee or is provided to the Trustee in writing

       (c) If to any Beneficiary, at such Beneficiary's address as listed in the Schedules, proof of claim filed by the Beneficiary, the Trust Register, or as identified in a written request for notice delivered to the Trustee

       (d)  If to the Debtor:

            --------------------

            --------------------

            --------------------

            --------------------

            With a copy to:

            --------------------

            --------------------

            --------------------

            --------------------

Notice mailed shall be effective 3 calendar days after the date mailed if mailed, or when sent if sent electronically. Any Person may change the address at which it is to receive notices under this Trust Agreement by furnishing written notice pursuant to the provisions of this section 11.1 to the entity to be charged with knowledge of such change.

      11.2 Transferee Liabilities. The Trust shall have no liability for, and the Trust Assets shall not be subject to, any claim arising by, through or under the Debtor except as expressly set forth in the Plan or in this Trust Agreement. In no event shall the Trustee have any personal liability for such claims. If any liability shall be asserted against the Trust or the Trustee as the transferees of the Trust Assets on account of any claimed liability of, through or under the Debtor, the Trustee may use such part of the Trust Assets as may be necessary to contest any such claimed liability and to pay, compromise, settle or discharge same on terms reasonably satisfactory to the Trustee as a Trust Cost.

      11.3 Amendment. This Trust Agreement may be amended by the proposal of the Trustee of an amendment through motion filed with notice to the Beneficiaries, and approval of such proposed amendment by the Bankruptcy Court. As long as any amendment of this Trust Agreement does not conflict with the terms of the Plan, this Trust Agreement may be amended without amending or modifying the Plan. This Trust Agreement may be amended by the Trustee without the approval of any Beneficiaries or the Bankruptcy Court to correct typographical errors or, so long as the Litigation Trust Advisory Committee also approves, if such amendment is not material, and in either case if such amendment does not adversely affect the interests of any Beneficiary, but such amendment shall not be effective until 45 days after the Beneficiaries shall have been given notice of such amendment.

      11.4 Counterparts. This Trust Agreement may be executed in one or more Counterparts, all of which shall taken together to constitute one and the same instrument.

      11.5 Governing Law; Severability. This Trust Agreement shall be governed by construed under and interpreted in accordance with the laws of the State of New Jersey. If it shall be determined by a court of competent jurisdiction that any provision of this Trust Agreement shall be invalid or unenforceable under such applicable law, such invalidity or unenforceability, shall not invalidate the entire Trust Agreement. In that case, this Trust Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, if such term or provision cannot be so limited, this Trust Agreement shall be construed to omit such invalid or unenforceable provisions provided that such construction, to the maximum extent possible, shall give effect to the purposes of the Plan.

      11.6 Headings. Sections, subheadings and other headings used in this Trust Agreement are for convenience only and shall not affect the construction of this Trust Agreement.

      11.7 Relationship to Plan. The principal purpose of this Trust Agreement is to aid in the implementation of the Plan and therefore the entirety of this Trust Agreement is incorporated into the Plan. To that end, the Trustee shall have full power and authority to take any action consistent with the purpose and provisions of the Plan and shall be bound by the terms of the Plan. If any provision of this Trust Agreement is found to be inconsistent with the provisions of the Plan, the provisions of the Plan shall control.

      11.8 Consent to Jurisdiction and Waiver of Jury Trial. Each of the parties hereto (and each Beneficiary by its acceptance of the benefits of the Trust created hereunder) consents and submits to the exclusive jurisdiction of the Bankruptcy Court for any action or proceeding instituted for the enforcement or construction of any right, remedy, obligation, or liability arising under or by reason of this Trust Agreement or the Plan and such parties waive their right to jury trial with respect to proceedings in connection with this Trust Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                     TRUSTEE:

                                     By:
                                            ------------------------------------

                                     Name:  Charles A. Stanziale
                                            ------------------------------------

                                     Title: Trustee of the Able Laboratories
                                            Creditors' Litigation  Trust
                                            ------------------------------------

                                     ABLE LABORATORIES, INC.:

                                     By:
                                            ------------------------------------

                                     Name:
                                            ------------------------------------

                                     Title:
                                            ------------------------------------

                                     LITIGATION TRUST ADVISORY COMMITTEE:

                                     By:    Rite Aid Corporation
                                            ------------------------------------

                                     Name:
                                            ------------------------------------

                                     Title:
                                            ------------------------------------


                                     By:    Criterion Software
                                            ------------------------------------

                                     Name:
                                            ------------------------------------

                                     Title:
                                            ------------------------------------


                                     By:    IVAX Pharmaceuticals, Inc.
                                            ------------------------------------

                                     Name:
                                            ------------------------------------

                                     Title:
                                            ------------------------------------


                                     By:    McKesson Corporation
                                            ------------------------------------

                                     Name:
                                            ------------------------------------

                                     Title:
                                            ------------------------------------
                                            McKesson Corporation
                                            One Post Street, 34th Flr.
                                            San Francisco, CA 94104
                                            email: jennifer.jenkins@mckesson.com
                                            ------------------------------------


                                     By:    Siegfried (USA), Inc.
                                            ------------------------------------

                                     Name:
                                            ------------------------------------

                                     Title:
                                            ------------------------------------